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                                                                 EXHIBIT 10.61

                           ASSIGNMENT OF VOTING RIGHTS

         THIS Assignment of Voting Rights (the "Agreement"), dated March 30, 2001, between Interactive Telesis Inc., a Delaware corporation, having a mailing address of 12636 High Bluff Drive, 2nd Floor, San Diego, CA 92130-2022 ("the Borrower"), and HAMBRECHT & QUIST GUARANTY FINANCE, LLC, a California limited liability company, having a mailing address at One Bush Street, San Francisco, California 94104 ("Secured Lender) is made and executed on the following terms and conditions. Secured Lender has granted to Borrower's Board of Directors (the "Directors") a loan or loans and other financial accommodations. This Agreement shall remain in full force and effect until all Obligations of Borrower to Secured Party (other than Obligations under the Equity Line of Credit Agreement and any stock purchase warrants) have been paid and performed in full and all obligations of Secured Lender to provide loan or other debt financings have been terminated.

                                    RECITALS

         WHEREAS, the parties hereto desire to enter into this Agreement in connection with that certain Loan and Security Agreement between Secured Lender and Borrower, dated November 21, 2000 (the "Loan and Security Agreement").

1. DEFINITIONS:

         1.1 "LOAN" OR "LOANS" shall mean and include any and all loans and financial accommodations from Secured Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described in the Loan and Security Agreement between the parties dated November 21, 2000 or described the Schedule attached thereto or amendments thereof.

         1.2 OBLIGATIONS: shall mean all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Secured Lender, whether arising under this Agreement or any Related Document or any note or any other instrument, document or agreement (whether or not relating hereto), whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Secured Lender in Borrower's debts owing to others), absolute or contingent, monetary or non-monetary, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, accountants' fees, expert witness fees, letter of credit fees, loan fees, termination fees, and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Secured Lender.

         SECTION 1.3 "SHARES": As used in this Agreement, the term "SHARES" shall include the shares of Series A Preferred Stock of the Borrower held and/or beneficially owned by the Secured Lender as of the

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date of this Voting Agreement as well as (a) any securities of the Borrower distributed with respect to or on account of such shares pursuant to any stock dividend, stock split or similar recapitalization of the Borrower; (b) any securities of the Borrower distributed with respect to on account of a formal agreement between the parties; and (c) any other shares of capital stock of the Borrower issued to the Secured Lender or acquired by the Secured Lender from third parties subsequent to the date of this Voting Agreement.

2. RIGHTS AND DUTIES AS A SHAREHOLDER OF THE BORROWER:

         (a) Until the termination of this Agreement as hereinafter provided and except as otherwise specifically provided herein, the Directors shall possess and shall be entitled in their discretion, and not subject to any review, to exercise in person or by proxy in respect of the rights and powers to vote the Shares in any Common Stock corporate or shareholders' action of any kind, with or without a meeting. This Agreement does not grant the right to vote the shares in any event which would allow the holders of Series A Convertible Preferred Stock to vote as a separate class, including the creation of any new series of preferred stock or the issuance of additional shares of capital stock of the Borrower that ranks senior to or on a parity basis with the Series A Convertible Preferred Stock, or which would modify the rights or preferences of the Series A Convertible Preferred Stock.

         (b) In voting the Shares assigned to the Directors hereunder, the Director will vote and act in all matters in accordance with this Agreement; but assumes no responsibility or liability in respect of any action taken by them in accordance herewith or taken as a result of his vote so cast, except in the case of the Director's willful default, gross negligence or reckless disregard of duty.

         (c.) The duties and responsibilities of the Directors shall be limited to those expressly set forth in this Agreement and any amendments hereto which the Directors have executed.

3. TERMINATION: This Agreement shall terminate, without any action or notice by the Secured Party or the Borrower, with respect to each share upon the earliest of (I) the date upon which the outstanding principal balance on the Convertible Loan, as defined in the Loan and Security Agreement, is repaid or converted in full; (ii) the date upon which the Shares subject to this Agreement are sold to any person or entity not affiliated with the Secured Party; (iii) the effective date of a merger or consolidation of the Borrower or an exchange or other reorganization where the Borrower is not the surviving or parent corporation (other than a merger effected for the purpose of changing the Borrower's jurisdiction of incorporation); (iv) the sale, lease, transfer or other disposition of all or substantially all of the Borrower's assets (other than the sale of inventory in the ordinary course of business); (v) the voluntary or involuntary dissolution of the Borrower.


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4. ENTIRE AGREEMENT: This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and, except as otherwise set forth herein, may not be amended or modified, and no rights or provisions herein may be waived, without the written approval of the parties and hereto, or their successors in interest.

5. APPLICABLE LAW, VENUE. This Agreement has been executed, delivered and accepted by each party hereto in the State of California, and this Agreement shall be governed by and construed in accordance with the laws of the State of California. As a material part of the consideration to Secured Lender to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Secured Lender's option, be litigated in courts located within California, and that the exclusive venue therefor shall be San Francisco County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

6. NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Secured Lender or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Secured Lender informed at all times of Borrower's current address(es).

7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

8. IRREVOCABILITY: Except as otherwise provided in this Agreement, the Agreement is irrevocable.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


SECURED PARTY:
HAMBRECHT & QUIST GUARANTY FINANCE, LLC



By:       /s/  Donald M. Campbell
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Printed Name:  DONALD M. CAMPBELL
             ----------------------------------------


Title:      CHIEF EXECUTIVE OFFICER
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BORROWER:
INTERACTIVE TELESIS INC.




By:
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Printed Name:
             ----------------------------------------


Title:   CHAIRMAN OF THE BOARD OF DIRECTORS
         --------------------------------------------